Exhibit 3.3

FORRESTER & WORTH, PLLC
3636 NORTH CENTRAL AVENUE, SUITE 700
PHOENIX, ARIZONA 85012
TELEPHONE (602) 271-4250
FACSIMILE (602) 271-4300
S. CARY FORRESTER (006342)
E-MAIL SCF@FORRESTERANDWORTH.COM
ATTORNEYS FOR DEBTOR

UNITED STATES BANKRUPTCY COURT

DISTRICT OF ARIZONA

In re:	Chapter 11

NUTRACEA, a California corporation,	Case No. 2-09-bk-28817-CGC

Debtor.	NOTICE OF FILING SECOND AMENDMENT TO EXHIBIT 1 TO PLAN

NOTICE IS HEREBY GIVEN that Debtor has filed with the Court the attached amendment to Exhibit 1 to the First Amended Plan of Reorganization Proposed by Debtor and The Unsecured Creditors Committee Dated August 10, 2010. The Exhibit is being amended to, among other things, delete two supply agreements with Herbal Science Singapore Pte. Ltd and the NutraCea Offshore Shareholders Agreement with Bright Food Investment Company Limited, Peak Capital Inc. and NutraCea Offshore. Debtor is serving a copy of this notice on all parties affected by the amendment.

Dated October 18, 2010.

FORRESTER & WORTH, PLLC

/s/ SCF 006342
S. Cary Forrester Attorneys for Debtor

Copy of the foregoing e-mailed or mailed October 18, 2010 to all those on Official Notice Service List #7 and to:

BRIGHT FOODS
NO. 620 DAMUQIAO ROAD ATTN: LI YUANZHI
SHANGHAI, PRC
CHINA

PEAK CAPITAL, INC.
411 TH. FREMD AVE #206, SOUTH BLDG.
ATTN: DAVID KING
RYE, NY 10580

/s/ Carrie Lawrence
Carrie Lawrence

EXHIBIT “1” TO PLAN OF REORGANIZATION

ASSUMED EXECUTORY CONTRACTS

NAME OF OTHER PARTY TO EXECUTORY CONTRACT OR LEASE	DESCRIPTION OF CONTRACT OR LEASE
Louisiana Rice Mill, LLC	Supply Agreement
Farmers’ Rice Milling Company, Inc.	Ground Lease-Lake Charles—already assumed
Farmers’ Rice Milling Company, Inc.	Warehouse Lease-Lake Charles—already assumed
Farmers’ Rice Cooperative	Asset Purchase Agreement and Restated and Amended SRB Processing, Sales and Marketing Agreement, as amended
ADM Rice, Inc.	Arbuckle Supply Agreement
Sacramento Southport, LLC	Office and Warehouse Lease—already assumed
W. John Short	Employment Agreement
Leo Gingras	Employment Agreement
Bhavesh Patel	Employment Agreement
Daniel Beckett	Employment Agreement
David Hutchinson	Employment Agreement
Kevin Krall	Employment Agreement
Stratify	Legal Discovery Services Agreement—already assumed
Pacific Advisers Holding Ltd. Theorem Capital Ho’okipa Capital Partners03DUWQHUV	Grain Enhancements LLC Agreement
Pacific Advisers Holding Ltd. Theorem Capital Ho’okipa Capital Partners03DUWQHUV	Grain Enhancements LLC License Agreement
Pacific Advisers Holding Ltd. Theorem Capital Ho’okipa Capital Partners03DUWQHUV	Grain Enhancements LLC Supply Agreement

EXHIBIT “1” TO PLAN OF REORGANIZATION

ASSUMED EXECUTORY CONTRACTS

Anthony LeCour	Personal Service Contract
Henk Hoogenkamp	Consulting Agreement
Leysam	Distribution Contract
MedChem, Victus International Pty Ltd	Distribution Contract
PHD Technologies, LLC	Research contract
De Lage Landen Financial	Copier Lease
GE Capital	Copier Lease
Pacific Office Automation	Copier Lease